Exhibit 3

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the shares of the common stock, no par value per share, of DepoMed, Inc, a California corporation, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

MDS Capital Corp.
By:	/s/ GREGORY GUBITZ	/s/ GRAYSANNE BEDELL	Date:	April 29, 2003

Name:	Gregory Gubitz	Graysanne Bedell
Title:	Sr. Vice-President and Secretary	Vice-President—Legal

MDS Life Sciences Technology Fund II NC Limited Partnership By: MDS LSTF II (NCGP) Inc., its General Partner
By:	/s/ GREGORY GUBITZ	/s/ GRAYSANNE BEDELL	Date:	April 29, 2003

Name:	Gregory Gubitz	Graysanne Bedell
Title:	Vice-President and Director	Secretary

MDS Life Sciences Technology Fund II Quebec Limited Partnership By: MDS LSTF II (QGP) Inc., its General Partner
By:	/s/ GREGORY GUBITZ	/s/ GRAYSANNE BEDELL	Date:	April 29, 2003

Name:	Gregory Gubitz	Graysanne Bedell
Title:	Vice-President	Secretary

Joint Filing Agreement	Schedule 13D	Page 2 of 3

SC Biotechnology Development Fund By: SC (GP) Inc., its General Partner
By: /s/ EVE WILSON	/s/ WILLIAM WALMSLEY	Date:	29 April 2003

Name: Eve Wilson	William Walmsley
Title: Director of Cardinal Investments Limited	Director of SC (GP) Inc.

MDS LSTF II (NCGP) Inc.
By: /s/ GREGORY GUBITZ	/s/ GRAYSANNE BEDELL	Date:	April 29, 2003

Name: Gregory Gubitz	Graysanne Bedell
Title: Vice-President and Director	Secretary

MDS LSTF II (QGP) Inc.
By: /s/ GREGORY GUBITZ	/s/ GRAYSANNE BEDELL	Date:	April 29, 2003

Name: Gregory Gubitz	Graysanne Bedell
Title: Vice-President	Secretary

MLII (NCGP) Inc.
By: /s/ GREGORY GUBITZ	/s/ GRAYSANNE BEDELL	Date:	April 29, 2003

Name: Gregory Gubitz	Graysanne Bedell
Title: Vice-President and Director	Secretary

SC (GP) Inc.
By: /s/ EVE WILSON	/s/ WILLIAM WALMSLEY	Date:	April 29, 2003

Name: Eve Wilson	William Walmsley
Title: Director of Cardinal Investments Limited	Director of SC (GP) Inc.

Joint Filing Agreement	Schedule 13D	Page 3 of 3

MDS Health Ventures Management Inc.
By: /s/ MICHAEL CALLAGHAN	/s/ RICHARD LOCKIE	Date:	April 29, 2003

Name: Michael Callaghan	Richard Lockie
Title: Vice-President	Vice-President

/s/ MICHAEL CALLAGHAN	Date:	April 29, 2003

Michael Callaghan